JETBLUE ANNOUNCES THIRD QUARTER 2018 RESULTS

NEW YORK (October 23, 2018) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the third quarter 2018:

•
Reported diluted earnings per share of $0.16, inclusive of $112 million in one-time costs related to the E190 fleet transition and the recently-signed pilot contract. Excluding these costs, adjusted diluted earnings per share of $0.43(1). This compares to JetBlue’s third quarter 2017 diluted earnings per share of $0.55.

•	GAAP pre-tax income of $68 million. Excluding the one-time costs, adjusted pre-tax income of $180 million(1), a decrease of 39.5% from the third quarter of 2017.

•	Pre-tax margin of 3.4%, inclusive of the one-time costs. Excluding these one-time costs, adjusted pre-tax margin of 9.0%(1), a 7.4 point decrease year over year.

Highlights from the Third Quarter 2018

•	Third quarter 2018 revenue per available seat mile (RASM) increased 1.7%, year over year, including 0.4 points of negative impact from severe weather during September.

•
Operating expenses per available seat mile, excluding fuel (CASM ex-fuel) growth of 3.2%, at the lower end of the updated guidance range of 3.0% to 5.0%. CASM ex-fuel for the third quarter includes a 2.0 point headwind related to recurrent costs of the pilot contract, effective as of August 1st.

Key Guidance for the Fourth Quarter and Full Year 2018:

•
Capacity is expected to increase between 7.5% and 9.5% year over year in the fourth quarter 2018. The fourth quarter guidance includes a previously-announced 2.0 point ASM reduction to mitigate the impact of higher fuel prices. For the full year 2018, JetBlue expects capacity to increase between 6.5% and 7.0%.

•	RASM growth is expected to range between 1.0% and 4.0% for the fourth quarter 2018 compared to the same period in 2017.

•
CASM ex-fuel is expected to decrease between (3.5)% and (1.5)% for the fourth quarter of 2018. CASM ex-fuel for the fourth quarter includes a 3.0 point headwind related to the pilot contract. For the full year 2018, JetBlue expects year over year CASM ex-fuel to be between 0.75% and 1.75%. The headwind from the pilot contract to CASM ex-fuel for the full year 2018 is expected to be equal to 1.3 points.

For further details see the latest Investor Update and the Third Quarter 2018 Earnings Presentation available via the internet at http://investor.jetblue.com.

JetBlue will conduct a conference call to discuss its quarterly earnings today, October 23, at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com.

(1) Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Executing our Plan to Reach our EPS Commitments

“I’d like to thank our 22,000 Crewmembers, for all their hard work delivering the JetBlue experience to our Customers. Our financial performance was impacted by fuel prices that increased approximately 37% year over year. We are on track to hit our 2018 CASM ex-fuel guidance, despite pulling capacity in both the third and fourth quarters to adjust to higher fuel prices.

In the short term, we are focused on improving our earnings, particularly in the areas we can control, and have a plan to improve margins in 2019, and again in 2020. We are taking actions to recapture higher fuel costs through price - both with fare increases over recent months and through higher ancillary revenue initiatives. At our Investor Day in early October, we showed how our five building blocks will help us improve our margins and achieve our earnings target between $2.50 and $3.00 per share by 2020”, said Robin Hayes, JetBlue’s Chief Executive Officer.

“Since 2014 we have a track record of executing our plans - and we have a path to continue improving our relative margins, starting in 2019. We have the culture, the brand and the geography we need to be successful,” said Joanna Geraghty, JetBlue’s President and Chief Operating Officer.

Revenue Performance and Outlook

Third quarter RASM increased 1.7%. Excluding the 0.4 point impact from severe weather during September, RASM was above the mid-point of our updated guidance of 1.0% to 3.0%. During the quarter we saw close-in demand trends improve across the network,” said Marty St. George, JetBlue’s EVP Commercial and Planning.

“We continued to grow our capacity on the lower end of our mid to high single digit range. For the fourth quarter, we expect capacity growth between 7.5 and 9.5 percent. Given the 2.9 points of lost capacity from hurricanes in the fourth quarter of 2017, our schedule-to-schedule capacity growth is approximately 6 percent for the fourth quarter of 2018. We expect to see some revenue benefits from the network changes and the ancillary revenue changes launched during the third quarter.”

Cost Performance, Outlook and Balance Sheet

Third quarter CASM ex-fuel was 3.2%, at the low end of the updated guidance of 3.0% to 5.0%, driven by improvements in unit maintenance costs. “We are on track to hit our 2018 plan despite the added pressure from reducing our capacity in the second half. We will continue to find opportunities to mitigate these pressures, in addition to the savings from the Structural Cost Program that build each quarter,” said Steve Priest, JetBlue’s EVP Chief Financial Officer.

“We continue to see sequential improvement in our underlying non fuel costs, and reached an inflection point during the second half this year, as we execute our Structural Cost Program. We are confident we can deliver on our 2019 commitments made at Investor Day, and are on track to achieve our 0-1 CASM CAGR through 2020.”

Capital Allocation and Liquidity

JetBlue ended the quarter with approximately $937 million in unrestricted cash and short term investments, or about 12.6% of trailing twelve month revenue. In addition, JetBlue maintains approximately $625 million in undrawn lines of credit.

In its commitment to maintaining a balanced approach to capital allocation, JetBlue executed an additional $125 million in share repurchases during the quarter.

During the third quarter, JetBlue repaid $54 million in regularly scheduled debt and capital lease obligations, and raised $261 million in net proceeds in secured aircraft debt. JetBlue anticipates paying approximately $45 million in regularly scheduled debt and capital lease obligations in the fourth quarter and approximately $223 million for the full year 2018. JetBlue anticipates maintaining a 30-40% adjusted debt to cap range and liquidity between 10% and 12%.

Fuel Expense and Hedging

The realized fuel price in the quarter was $2.32 per gallon, a 36.6% increase versus third quarter 2017 realized fuel price of $1.69.

JetBlue entered into forward fuel derivative contracts to hedge approximately 7.7% of its fuel consumption during the fourth quarter of 2018. Based on the fuel curve as of October 15th, JetBlue expects an average price per gallon of fuel of $2.48 in the fourth quarter of 2018.

About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale - Hollywood, Los Angeles (Long Beach), Orlando, and San Juan. JetBlue carries more than 40 million customers a year to 103 cities in the U.S., Caribbean, and Latin America with an average of 1,000 daily flights. For more information please visit www.jetblue.com.
Notes

(1)
Consolidated operating cost per available seat mile, excluding fuel and related taxes, and operating expenses related to other non-airline businesses (CASM Ex-Fuel) is a non-GAAP financial measure that we use to measure our core performance. Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; our significant fixed obligations and substantial indebtedness; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this press release, those described in Item 1A of our 2017 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur.

JETBLUE AIRWAYS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Percent		September 30,		Percent
	2018	2017(1)	Change		2018	2017(1)	Change
OPERATING REVENUES
Passenger	$1,941	$1,753	10.8		$5,490	$5,075	8.2
Other	67	65	3.5		200	179	11.2
Total operating revenues	2,008	1,818	10.5		5,690	5,254	8.3

OPERATING EXPENSES
Aircraft fuel and related taxes	515	347	48.4		1,423	994	43.1
Salaries, wages and benefits	515	466	10.5		1,500	1,397	7.4
Landing fees and other rents	114	104	9.7		323	301	7.4
Depreciation and amortization	125	114	10.4		362	328	10.6
Aircraft rent	27	26	7.8		75	75	(0.4)
Sales and marketing	72	69	4.6		214	198	8.2
Maintenance, materials and repairs	168	149	12.9		498	467	6.6
Other operating expenses	277	229	20.5		797	691	15.3
Special items	112	—	n/a		431	—	n/a
Total operating expenses	1,925	1,504	28.1		5,623	4,451	26.3

OPERATING INCOME	83	314	(73.6)		67	803	(91.7)

Operating margin	4.1%	17.3%	(13.2)	pts.	1.2%	15.3%	(14.1)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(23)	(23)	2.7		(67)	(72)	(7.1)
Capitalized interest	2	3	(5.9)		7	7	(4.8)
Interest income and other	6	3	101.0		11	5	131.4
Total other income (expense)	(15)	(17)	(13.0)		(49)	(60)	(18.2)

INCOME BEFORE INCOME TAXES	68	297	(77.0)		18	743	(97.5)

Pre-tax margin	3.4%	16.3%	(12.9)	pts.	0.3%	14.2%	(13.9)	pts.

Income tax expense (benefit)	18	116	(84.7)		(1)	273	(100.2)

NET INCOME	$50	$181	(72.1)		$19	$470	(96.0)

EARNINGS PER COMMON SHARE:
Basic	$0.16	$0.56			$0.06	$1.42
Diluted	$0.16	$0.55			$0.06	$1.41

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	308.7	326.1			314.8	330.8
Diluted	310.3	327.8			316.4	332.4

(1) Prior period results have been recast to reflect the adoption of ASC 606 Revenue from Contracts with Customers.

JETBLUE AIRWAYS CORPORATION

COMPARATIVE OPERATING STATISTICS

(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Percent		September 30,		Percent
	2018	2017	Change		2018	2017	Change

Revenue passengers (thousands)	11,050	10,227	8.0		31,854	30,251	5.3
Revenue passenger miles (millions)	13,362	12,180	9.7		38,271	35,712	7.2
Available seat miles (ASMs) (millions)	15,551	14,306	8.7		44,713	42,131	6.1
Load factor	85.9%	85.1%	0.8	pts.	85.6%	84.8%	0.8	pts.
Aircraft utilization (hours per day)	12.0	11.8	1.7		11.8	11.9	(0.8)

Average fare(2)	$175.66	$171.36	2.5		$172.36	$167.77	2.7
Yield per passenger mile (cents)(2)	14.53	14.39	1.0		14.35	14.21	0.9
Passenger revenue per ASM (cents)(2)	12.48	12.25	1.9		12.28	12.05	1.9
Revenue per ASM (cents)(2)	12.91	12.70	1.7		12.73	12.47	2.0
Operating expense per ASM (cents)(2)	12.38	10.51	17.8		12.58	10.56	19.0
Operating expense per ASM, excluding fuel (cents)(1)(2)	8.27	8.02	3.2		8.36	8.14	2.7

Departures	95,119	90,021	5.7		274,853	265,980	3.3
Average stage length (miles)	1,093	1,069	2.2		1,093	1,072	2.0
Average number of operating aircraft during period	247.5	234.3	5.6		245.7	231.7	6.0
Average fuel cost per gallon, including fuel taxes	$2.32	$1.69	36.6		$2.23	$1.66	34.2
Fuel gallons consumed (millions)	222	205	8.6		637	598	6.6
Average number of full-time equivalent crewmembers					17,767	17,051	4.2

(1) Refer to Note A, Consolidated operating cost per available seat mile, excluding fuel (CASM Ex-Fuel) at the end of our Earnings Release for more information on this non-GAAP measure. CASM Ex-Fuel excludes fuel and related taxes, special items, and operating expenses related to other non-airline businesses.

(2) Recast to reflect the adoption of ASC 606 Revenue from Contracts with Customers.

JETBLUE AIRWAYS CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET DATA

(in millions)
	September 30,	December 31,
	2018	2017
	(unaudited)

Cash and cash equivalents	$454	$303
Total investment securities	484	392
Total assets	10,147	9,781
Total debt	1,568	1,199
Stockholders' equity(1)	4,414	4,732

(1) Prior period results have been recast to reflect the adoption of ASC 606 Revenue from Contracts with Customers.

Note A - Non-GAAP Financial Measures

JetBlue sometimes uses non-GAAP measures that are derived from the Consolidated Financial Statements, but that are not presented in accordance with generally accepted accounting principles (“GAAP”). JetBlue believes these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not a substitute for, our results prepared in accordance with GAAP. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Consolidated operating cost per available seat mile, excluding fuel and related taxes, certain non-airline operating expenses, and special items (“CASM Ex-Fuel”). CASM is a common metric used in the airline industry. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline business, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from operating cost per available seat mile to determine CASM Ex-Fuel. During the periods presented below, special items include the impairment and one-time costs related to the Embraer E190 fleet exit as well as one-time costs related to the ratification of our pilots' union contract. We believe CASM Ex-Fuel provides investors the ability to measure financial performance excluding items beyond our control such as fuel costs, which are subject to many economic and political factors beyond our control or not related to the generation of an available seat mile, such as operating expenses related to other non-airline businesses. We believe this measure is more indicative of our ability to manage costs and is more comparable to measures reported by other major airlines.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL
(in millions, per ASM data in cents)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018		2017		2018		2017
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses(1)	$1,925	$12.38	$1,504	$10.51	$5,623	$12.58	$4,451	$10.56
Less:
Aircraft fuel and related taxes	515	3.31	347	2.42	1,423	3.18	994	2.36
Other non-airline expenses	12	0.08	10	0.07	32	0.07	28	0.06
Special items	112	0.72	—	—	431	0.97	—	—
Operating expenses, excluding fuel	$1,286	$8.27	$1,147	$8.02	$3,737	$8.36	$3,429	$8.14

(1) Prior period results recast to reflect the adoption of ASC 606 Revenue from Contracts with Customers.

Reconciliation of Operating Expense, Income before Taxes, Net Income and Earnings per Share, excluding special items

Our GAAP results in the applicable periods include charges that are deemed special items that we believe make our results difficult to compare to period periods as well as future periods and guidance. During the periods presented below, special items include the impairment and one-time costs related to the Embraer E190 fleet exit as well as one-time costs related to the ratification of our pilots union contract. We believe our special items distort our overall trends and that our metrics and results are enhanced with the presentation of our results excluding the impact of special items. The table below provide a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding special items.

NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING EXPENSE, INCOME BEFORE TAXES, NET INCOME AND EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total operating expenses	1,925	$1,504	5,623	$4,451
Less: Special items	112	—	431	—
Total operating expense excluding special items	$1,813	$1,504	$5,192	$4,451

Operating income	$83	$314	$67	$803
Add back: Special items	112	—	431	—
Operating income excluding special items	$195	$314	$498	$803

Income before income taxes	$68	$297	$18	$743
Add back: Special items	112	—	431	—
Income before income taxes excluding special items	$180	$297	$449	$743

Income before income taxes excluding special items	$180	$297	$449	$743
Less: Income tax expense (benefit)	18	116	(1)	273
Less: Income tax related to special items	28	—	107	—
Net Income excluding special items	$134	$181	$343	$470

Earnings Per Common Share:
Basic	$0.16	$0.56	$0.06	$1.42
Add back: Special items, net of tax	0.27	—	1.03	—
Basic excluding special items	$0.43	$0.56	$1.09	$1.42

Diluted	$0.16	$0.55	$0.06	$1.41
Add back: Special items, net of tax	0.27	—	1.02	—
Diluted excluding special items	$0.43	$0.55	$1.08	$1.41

CONTACTS
JetBlue Investor Relations

Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com